PRESS RELEASE

      FOR IMMEDIATE RELEASE

Ralph E. Weber

 (504) 457-6220

GS FINANCIAL CORP. ANNOUNCES THE APPOINTMENT

OF ALBERT J. ZAHN, JR. AS CHAIRMAN

Metairie, Louisiana - (April 27, 2005) - GS Financial Corp. (the “Company”) (Nasdaq/NMS: GSLA) and its subsidiary Guaranty Savings and Homestead Association (the “Association”), are pleased to announce that Albert J. Zahn, Jr., a member of the board of directors since 1992, was appointed chairman of the board.  Mr. Zahn received the unanimous approval of the board at its meeting immediately following the shareholders’ meeting on April 26, 2005.

Mr. Zahn is a certified public accountant and President of the firm Al Zahn CPA, a professional accounting corporation in Mandeville, Louisiana.  Mr. Zahn also serves as a member of theExecutive, Audit, Nominating and Corporate Governance and Compensation Committees.

Additionally, the board of directors declared a quarterly cash dividend of $.10 per share, payable to shareholders of record as of May 10, 2005, to be paid on May 25, 2005.

This news release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2003, and its other periodic and current reports filed thereafter describe some of these factors.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.